Exhibit 10.19

Certified a true copy of the original
at Aberdeen on 28/9/2012 by
/s/ K. Knarles
Solicitor

NESSCOINVSAT LIMITED

as Chargor

in favour of

CLYDESDALE BANK PLC

as Lender

PLEDGE AND ASSIGNATION OVER ACCOUNT(S)

TABLE OF CONTENTS

1.	Definitions and interpretation	1
	1.1 Definitions	1
	1.2 Interpretation	3
2.	Payment obligation	5
	2.1 Covenant to pay	5
	2.2 Interest	5
3.	Pledge and assignation	6
4.	Protection of Pledge	6
	4.1 Continuing security	6
	4.3 Waiver of defences	7
	4.4 No waiver	8
	4.5 No prejudice	8
	4.6 New accounts	8
5.	Perfection of security	9
6.	Operation of Charged Accounts	10
7.	Enforcement	10
	7.1 Enforceable	10
	7.2 Enforcement	11
	7.3 Preservation of rights conferred by law	11
	7.4 Appropriation	12
	7.5 Application of proceeds	12
	7.6 Monies on suspense account	13
	7.8 Third parties	13
	7.9 Delegation	13
8.	Power of attorney	14
	8.1 Appointment	14
	8.2 Ratification	14
	8.3 Exercise of power	14
9.	Representations, warranties and undertakings	14
	9.1 Representations and warranties	14
	9.2 Repetition of representations and warranties	16
	9.3 Undertakings	16
10.	Discharge	16
11.	Miscellaneous	17
12.	Costs and expenses	19
13.	Severance	20
14.	Notices	20
15.	Governing law and jurisdiction	21
16.	Consent to registration	22
Schedule

THIS PLEDGE AND ASSIGNATION OVER ACCOUNT(S) is granted by:

(1)	NESSCOINVSAT LIMITED, a company incorporated and registered in England and Wales with company number 03673679 whose registered office is at 10 Orange Street, London, WC2H 7DQ (the Chargor);

in favour of

(2)	CLYDESDALE BANK PLC, a company incorporated and registered in Scotland with company number SC001111 whose registered office is at 30 St Vincent Place, Glasgow, G1 2HL (the Lender).

BACKGROUND

(A)	The Lender has agreed to provide the Chargor with certain financial facilities.

(B)	It is a condition of those facilities being made available that the Chargor is to grant a pledge and assignation over accounts in favour of the Lender in the form of this Pledge.

AGREED TERMS

1.	Definitions and interpretation

The definitions and rules of interpretation in this clause 1 apply in this Pledge.

1.1	Definitions

In this Pledge:

Act	means the Insolvency Act 1986.

Business Day	means a day (other than a Saturday or a Sunday) on which commercial banks are open for general business in Edinburgh.

Charged Accounts	means the account in the name of the Chargor with the Lender, account number 30082932, sort code 82-60-11, and includes:

(a) any account into which all or part of a credit balance from a Charged Account is transferred; and

(b)    any account which is a successor to a Charged Account on any re-numbering or re-designation of accounts and any account into which all or part of a balance from a Charged Account is transferred for investment or administrative purposes.

Derivatives Transactions	means any derivatives transactions entered into by an Obligor with the Lender in connection with protections against or benefit from any fluctuation in any rate or price.

Facility Letter	means the facility letter from the Lender to the Obligors dated 25 September 2012 relating to business card, guarantee and open credit facilities.

Finance Documents	means the Facility Letter, this Pledge and any document ancillary or supplemental thereto (including any counter-indemnity).

Guarantee Release Date	means the date upon which the Lender’s liability under a Guarantee is irrevocably discharged in full to the Lender’s satisfaction.

Guarantees	means the guarantees listed in the Schedule and Guarantee means any one of them.

Obligor	means the Chargor, Nessco Group Holdings Limited a company incorporated in Scotland under company number SC340634 and each other entity which is a “Borrower” as defined in the Finance Documents from time to time.

Party	means a party to this Pledge, and Parties shall be construed accordingly.

Pledge	means this pledge and assignation over account(s).

Receiver	means any receiver or administrative receiver appointed in respect of the Secured Assets under this Pledge (whether by the Lender or the Court).

Secured Assets	means all right, title and interest of the Chargor in and to the Charged Accounts, the monies standing to the credit of the Charged Accounts (which for the avoidance of doubt shall be no less than £1,830,714 at the date of this Pledge) and the Guarantees and other debts represented thereby.

Secured Obligations	means all present and future obligations and liabilities (whether actual or contingent, whether owed jointly or severally, as principal or surety or in any other capacity whatsoever) of each Obligor to the Lender under or pursuant to the Finance Documents or any Derivatives Transaction, except for any obligation or liability which, if it were so included, would result in this Pledge contravening any law.

Security	means a mortgage, charge, pledge, lien, assignment or assignation or other security interest whatsoever securing any obligation of any person or any other agreement or arrangement having similar effect.

Subsidiary	means a subsidiary within the meaning of section 1159 of the Companies Act 2006 or a subsidiary undertaking within the meaning of section 1162 of the Companies Act 2006.

Tax	means all forms of taxation and statutory, governmental, state, federal, provincial, local, government or municipal charges, duties, imposts, contributions, levies, withholdings or liabilities wherever chargeable and whether of the UK or any other jurisdiction and any penalty, fine, surcharge, interest, charges or costs relating to them.

1.2	Interpretation

1.2.1	Unless a contrary indication appears, a reference in this Pledge to:

1.2.1.1	any of the Parties to this Pledge or any other person shall be construed so as to include its successors in title, permitted assignees and permitted transferees;

1.2.1.2	assets includes present and future properties, revenues and rights of every description;

1.2.1.3	this Pledge, any Finance Document or any other document, agreement or instrument is a reference to this Pledge, that Finance Document or other document, agreement or instrument as amended, novated, supplemented, extended, restated or replaced in whole or in part;

1.2.1.4	indebtedness includes any obligation (whether incurred as principal or surety) for the payment or repayment of money, whether present or future, actual or contingent;

1.2.1.5	a person includes any person, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);

1.2.1.6	a Receiver shall include references to joint receivers and any reference to the appointment of a person as receiver shall include a reference to the appointment of two or more persons as joint receivers;

1.2.1.7	a company includes any company, corporation or other body corporate, wherever and however incorporated or established;

1.2.1.8	one gender shall include reference to the other gender;

1.2.1.9	a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

1.2.1.10	a provision of law is a reference to that provision as amended or re-enacted;

1.2.1.11	document includes any agreement, deed, instrument (including negotiable instrument) or other document of any kind;

1.2.1.12	a time of day is a reference to London time;

1.2.1.13	writing or written includes faxes but not e-mail;

1.2.1.14	any words following the terms including, include, in particular, or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms;

1.2.1.15	disposal includes a sale, transfer, grant, lease or other disposal, whether voluntary or involuntary (and dispose shall be construed accordingly);

1.2.1.16	the winding up, dissolution, or administration of a person shall be construed so as to include any equivalent or analogous proceedings under the law of the jurisdiction in which such person is incorporated or established, or any jurisdiction in which such person carries on business including the seeking of liquidation, winding-up, reorganisation, dissolution, administration, arrangement, adjustment, protection or relief of debtors; and

1.2.1.17	clauses are to the clauses of this Pledge.

1.2.2	Headings and sub-headings of this Pledge are inserted for convenience only and do not affect the interpretation of this Pledge.

1.2.3	Unless the context otherwise requires, words in the singular shall include the plural and vice versa.

1.2.4	Words defined in the Companies Act 1985 (as amended) or the Companies Act 2006, have the same meanings in this Pledge.

1.2.5	Any obligation of the Parties not to do something shall include an obligation not knowingly to permit, suffer or allow the same.

2.	Payment obligation

2.1	Covenant to pay

2.1.1	The Chargor undertakes to the Lender, as principal debtor and not just as surety, that it will pay and discharge the Secured Obligations when the same are due and payable in accordance with the terms of the Finance Documents or the terms of the Derivatives Transactions whether by acceleration or otherwise.

2.1.2	In satisfaction of the Chargor’s obligations under Clause 2.1.1 above, on each date when a sum is due and payable under the Finance Documents or Derivatives Transactions, the Lender will withdraw from the Charged Account an amount equal to the Secured Obligations then due and payable to the Lender under the Finance Documents or Derivatives Transactions and apply such amount in satisfaction of those Secured Obligations then due and payable.

2.2	Interest

2.2.1	The Chargor shall pay interest to the Lender after as well as before judgment or decree or the liquidation or administration of the Chargor, at the annual rate which is 2% above the rate otherwise payable in respect of the Secured Obligations on all sums due from it under this Pledge from the date such amount becomes due until such amount is irrevocably discharged and paid in full.

2.2.2	Interest under clause 2.2.1 shall accrue on a daily basis calculated by the Lender upon such terms as the Lender may from time to time determine and shall be compounded on the last Business Day of each month.

2.2.3	The Lender shall not be entitled to recover any amount in respect of interest to the extent that default interest is already charged on such amount pursuant to the relevant Finance Document or Derivatives Transactions and itself constitutes a Secured Obligation.

3.	Pledge and assignation

The Chargor pledges and assigns to the Lender all its right, title and interest in and to the Charged Accounts, the monies standing to the credit of the Charged Accounts and the debts represented thereby.

4.	Protection of Pledge

4.1	Continuing security

4.1.1	This Pledge is, and shall at all times be, a continuing security and shall secure the ultimate balance from time to time in respect of the Secured Obligations and will remain in full force and effect until released or discharged by the Lender.

4.1.2	This Pledge will not be considered satisfied or discharged by any intermediate payment, discharge or satisfaction of the whole or any part of the Secured Obligations.

4.2	No obligation to take other enforcement proceedings

4.2.1	The Lender shall not be obliged before exercising any of the rights conferred on it by this Pledge or by law:

4.2.1.1	to make any claim or demand for payment and discharge of the Secured Obligations on the Chargor or any other person liable;

4.2.1.2	to resort to any guarantee or enforce any Security, or exercise any right of compensation or set-off or other means of payment, or to obtain or enforce any judgement, decree or order in any court against the Chargor or any other person now or hereafter held by or available to it for payment and discharge of the Secured Obligations;

4.2.1.3	to account for any money or other property received or recovered in consequence of any enforcement or realisation of any agreement relating to the Secured Obligations, guarantee or other means of payment; or

4.2.1.4	to make or file any claim or proof in a winding up, liquidation, administration or other insolvency proceedings of the Chargor or any other person.

4.2.2	For the avoidance of any doubt this Pledge shall operate to secure any new, additional or increased facilities provided by the Lender to the Chargor from time to time.

4.3	Waiver of defences

None of the liabilities and obligations of the Chargor nor any of the rights, powers and discretions conferred upon the Lender by this Pledge or the other Finance Documents or Derivatives Transactions or by law shall be reduced, discharged or otherwise adversely affected by any act, omission or circumstances which, but for this clause 4.3, might operate to release, reduce, discharge, impair or otherwise adversely affect such liabilities, obligations, rights, powers and discretions in whole or in part including (but without limitation) and whether or not known to the Chargor or the Lender:

4.3.1	any variation, extension, discharge, compromise, dealing with, exchange or renewal of, any Security or right or remedy which the Lender may now or after the date of this Pledge have from or against the Chargor or any other person in connection with any of the Secured Obligations;

4.3.2	any failure, act or omission by the Lender or any other person in taking up, perfecting or enforcing any Security, indemnity, or guarantee from or against the Chargor or any other person in respect of the Secured Obligations;

4.3.3	any increase in or waiver or discharge of the Secured Obligations or any termination, amendment, variation, novation, supplement, extension, restatement or replacement of any Finance Document or any other document or agreement relating to the Secured Obligations (in each case, however fundamental and whether or not more onerous) including, without prejudice to the foregoing generality, any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any document or Security and any fees, costs and/or expenses associated with any of the foregoing;

4.3.4	any grant of time, indulgence, waiver or concession to the Chargor or any other person;

4.3.5	any insolvency, bankruptcy, liquidation, administration, winding up, incapacity, limitation, disability, the discharge by operation of law, or any change in the constitution, name or style of the Chargor or any other person;

4.3.6	any invalidity, illegality, unenforceability, irregularity or frustration of any actual or purported obligation of, or Security held from, the Chargor or any other person in connection with the Secured Obligations;

4.3.7	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of the Chargor or any other person;

4.3.8	any claim or enforcement of payment from the Chargor or any other person; or

4.3.9	any other act or omission by the Lender or any other person which but for this provision might operate to exonerate or discharge the Chargor or otherwise reduce, impair, extinguish or affect its liability or obligations under this Pledge or any of the rights, powers or remedies conferred upon the Lender by this Pledge, any Finance Document, any Derivatives Transaction or by law.

4.4	No waiver

Failure or delay on the part of the Lender in exercising any right, power or discretion under or pursuant to this Pledge shall not operate as a waiver thereof, nor will any single or partial exercise of any such right, power or discretion preclude any other or further exercise thereof. The rights, powers and discretions contained in this Pledge are in addition to and not in substitution for any right of set-off, compensation, retention, combination of accounts, lien or other right or remedy provided by law.

4.5	No prejudice

This Pledge is in addition to and independent of and shall not affect nor be affected by or merge with or in any way prejudice or be prejudiced by any other judgment, Security, right or remedy obtained or held by the Lender from time to time for the discharge and performance by the Chargor of the Secured Obligations and may be enforced independently of any such other Security.

4.6	New accounts

4.6.1	At any time after the Lender has received or is deemed to be affected by notice (whether actual or constructive) of the creation of any subsequent Security or other like interest, matter, event or transaction affecting any part of the Secured Assets or the proceeds of realisation, or this Pledge otherwise ceases for any reason whatsoever to be continuing, the Lender may open a new account or accounts for the Chargor in its books.

4.6.2	If the Lender does not open a new account or accounts it shall nevertheless be treated as if it had done so at the time when it received or was deemed to have received such notice or at the time that this Pledge ceased to be continuing whether by termination, calling in or otherwise.

4.6.3	As from that time of opening or deemed opening of a new account or accounts, all payments made to the Lender by or on behalf of the Chargor shall be credited or be treated as having been credited to the new account or accounts and shall not operate to reduce the Secured Obligations nor shall the liability of the Chargor under this Pledge in any manner be reduced or affected by any subsequent transactions, receipts or payments.

4.7	Non-competition

Until this Pledge has been discharged, the Chargor will not, after a claim has been made or by virtue of any payment or performance by it of the Secured Obligations:

4.7.1	be subrogated to any rights, Security or monies held, received or receivable by the Lender or any Obligor nor be entitled to any right of contribution or indemnity in respect of any payment made or monies received on account of the Secured Obligations;

4.7.2	claim, rank, prove or vote as a creditor of any Obligor; or

4.7.3	receive, claim or have the benefit of any payment, distribution or Security from or on account of an Obligor, or exercise any right of set-off as against an Obligor,

and the Chargor shall forthwith pay or transfer to the Lender an amount equal to the amount of any dividend, distribution, contribution or benefit (including without limitation any amount set-off) actually received by it in violation of this clause 4.7 and in the meantime shall hold the same in trust for the Lender to the extent required to pay or discharge the Secured Obligations.

5.	Perfection of security

5.1	Notice and acknowledgement of assignation

The execution of this Pledge by the Parties constitutes deemed notice from the Chargor to the Lender, and deemed acknowledgement from the Lender to the Chargor, of the terms of this Pledge.

5.2	Further assurance

The Chargor shall, on demand and at its own expense, execute and deliver such documents or do any act or thing which the Lender may reasonably require to:

5.2.1	perfect or protect this Pledge and the security created or intended to be created by this Pledge or its priority or any Security in favour of the Lender given or arising pursuant to this Pledge; and/or

5.2.2	after the security created by this Pledge has become enforceable pursuant to clause 7.1 (Enforceable), facilitate the realisation of the Secured Assets.

6.	Operation of Charged Accounts

6.1	Capital

The capital amount standing to credit in the Charged Accounts at the date of this Pledge shall be no less than £1,830,714.

6.2	Interest

All interest accruing on any amounts from time to time standing to the credit of a Charged Account shall, unless otherwise agreed in writing by the Lender, be credited to that Charged Account.

6.3	Signing Rights

The Lender shall have sole signing rights in relation to the operation of the Charged Accounts.

6.4	Withdrawals and Restriction on withdrawals

6.4.1	On each date on which the Secured Obligations become due and payable, the Lender will make withdrawals from the Charged Account as provided in clause 2.1.2.

6.4.2	Subject to clause 6.4.3 below, until the Secured Obligations shall have been irrevocably paid or discharged in full, the Chargor shall not, unless otherwise agreed by the Lender in writing, be entitled to withdraw any amount standing to the credit of a Charged Account nor shall any such amount be repayable, notwithstanding the terms on which any monies have been deposited or the terms governing the operation of such account.

6.4.3	On, and at anytime after, each Guarantee Release Date, the Chargor shall be entitled to withdraw the amount corresponding to the value of the relevant Guarantee released, as specified in the Schedule under the heading “Security Value”.

6.5	Restriction on alienation

The Chargor will not, except in terms of this Pledge, dispose of any interest in any of the Secured Assets or create or permit to subsist any Security over any of the Secured Assets.

7.	Enforcement

7.1	Enforceable

The security created by this Pledge shall be immediately enforceable upon, or at any time after:

7.1.1	the Chargor has failed to pay or discharge all or any of the Secured Obligations following a demand for payment by the Lender; or

7.1.2	any step is taken (including, without limitation, the making of an application or the giving of any notice) by the Chargor or by any other person to wind up or dissolve the Chargor or to appoint a liquidator (whether provisional, interim or otherwise), trustee, receiver, administrative receiver, administrator or similar officer of the Chargor or any part of its undertaking or assets; or

7.1.3	the Chargor requesting the appointment of a Receiver or administrator; or

7.1.4	the Chargor breaches any of the provisions of this Pledge and such breach, if capable of remedy, is not remedied by the Chargor within 5 Business Days of such breach occurring.

7.2	Enforcement

After the security created by this Pledge has become enforceable in accordance with clause 7.1 (Enforceable), the Lender may in its absolute discretion:

7.2.1	enforce all or any part of the security created by this Pledge in any manner it sees fit and may without prior notice to the Chargor:

7.2.1.1	exercise a right of set-off, compensation or retention in respect of all or any amounts now or at any time hereafter standing to the credit of any Charged Account against; and/or

7.2.1.2	apply all or any amounts now or at any time hereafter standing to the credit of any Charged Account in satisfaction of,

all or any amounts which now or at any time hereafter be due and payable by the Chargor and/or any Obligor to the Lender in respect of the Secured Obligations;

7.2.2	if the amounts referred to in clause 7.2.1 are in different currencies, convert any such amount at its spot rate of exchange for the purposes of exercising the Lender’s rights under that clause; and

7.2.3	exercise all the rights and powers relating to the Secured Assets and generally act in relation to the Secured Assets in such manner as the Lender may determine as if it were the absolute owner thereof.

7.3	Preservation of rights conferred by law

The rights conferred by clause 7.2 (Enforcement) shall be in addition to, and independent of, any lien, right of retention, compensation or set-off conferred by law.

7.4	Appropriation

7.4.1	In this Pledge, financial collateral and security financial collateral arrangement has the meaning given to those terms in the Financial Collateral Arrangements (No. 2) Regulations 2003 (SI 2003 No. 3226) (the Regulations).

7.4.2	To the extent that the Secured Assets constitute financial collateral and this Pledge and the obligations of the Chargor constitute a security financial collateral arrangement, at any time after this Pledge has become enforceable, the Lender may appropriate all or part of the financial collateral in or towards satisfaction of the Secured Obligations.

7.4.3	The Lender must attribute a value to the appropriated financial collateral in a commercially reasonable manner, having taken into account advice obtained from an independent investment or accounting firm of national standing selected by the Lender. In each case the Parties agree that the method of valuation provided for in this Pledge shall constitute a commercially reasonable method or valuation for the purposes of the Regulations.

7.4.4	Where the Lender exercises its rights of appropriation and the value of the financial collateral appropriated differs from the amount of the Secured Obligations, as the case may be, either:

7.4.4.1	the Lender must account to the Chargor for the amount by which the value of the appropriated financial collateral exceeds the Secured Obligations; or

7.4.4.2	the Chargor will remain liable to the Lender for any amount whereby the value of the appropriated financial collateral is less than the Secured Obligations.

7.5	Application of proceeds

All monies realised by the Lender under this Pledge or otherwise arising from the enforcement of this Pledge shall, subject always to clause 7.6 (Monies on suspense account) and clause 10 (Discharge), the claims of creditors ranking in priority to or pari passu with the claims of the Lender under this Pledge, and the terms of Section 60 of the Act, be applied in the following order of priority:

7.5.1	in or towards payment of or provision for all costs and expenses (including legal fees and any fees, costs and expenses arising from any actual or alleged breach by any person of any law or regulation) incurred by the Lender under or in connection with this Pledge;

7.5.2	in or towards settlement of or provision for the Secured Obligations in any order or manner which the Lender may determine; and

7.5.3	in payment of the surplus (if any) to the Chargor or any other person entitled to it.

7.6	Monies on suspense account

All monies received, recovered or realised by the Lender under this Pledge (including the proceeds of any conversion of currency) may in the discretion of the Lender be credited to any interest bearing suspense or impersonal account or accounts maintained with any bank, building society or financial institution as it considers appropriate and may be held in such account for so long as the Lender may think fit pending their application from time to time (as the Lender is entitled to do in its discretion) in or towards the discharge of any of the Secured Obligations provided that if the aggregate of such monies so placed to the credit of such suspense or impersonal account or accounts shall equal or exceed the Secured Obligations, the Lender shall, subject always to clause 10 (Discharge), forthwith apply the same towards settlement of the Secured Obligations and save as provided herein, no Party will be entitled to withdraw any amount at any time standing to the credit of any suspense or impersonal account referred to above.

7.7	Liability of Lender

The Lender shall not in any circumstances be liable to the Chargor or any other person for any losses, damages, liabilities or expenses arising from or in connection with the application or enforcement of this Pledge or any realisation, appropriation or application of the Secured Assets or from any act, default or omission of the Lender, or its officers, employees or agents in relation to the Secured Assets or otherwise in connection with this Pledge, except to the extent caused by the gross negligence or wilful default of the Lender or its officers, employees or agents.

7.8	Third parties

7.8.1	No person dealing with the Lender in relation to the Secured Assets shall be concerned to enquire whether any of the powers exercised or purported to be exercised by him under this Pledge has become exercisable, whether any of the Secured Obligations remains outstanding, or generally as to the propriety or validity of the exercise or purported exercise of any power hereunder.

7.8.2	The receipt or discharge of the Lender shall be an absolute and conclusive discharge to any person dealing with the Lender in relation to the Secured Assets and any such purchaser or third party shall not have any obligation to enquire after or see to the application of any payments made by it to the Lender or at its direction.

7.9	Delegation

7.9.1	The Lender may from time to time delegate by power of attorney or otherwise to any person or corporation any of the powers and discretions of the Lender under this Pledge whether arising by statue, the provisions hereof or otherwise upon such terms and for such periods of time as it may think fit and may determine any such delegation.

7.9.2	The Lender will not be liable to the Chargor for any loss or damange arising from any act, default, omission or misconduct of any such delegate and references in this Pledge to the Lender will where the context so admits include references to any delegates so appointed.

8.	Power of attorney

8.1	Appointment

By way of security for the obligations of the Chargor under this Pledge, the Chargor irrevocably appoints the Lender and any person nominated by the Lender, to be its attorney on its behalf or in its name or otherwise, at such times and in such a manner as the attorney may think fit to execute and do all such assurances, acts and things which the Chargor is required to do under this Pledge and generally in its name and on its behalf to exercise all or any of the rights, powers and discretions conferred by or pursuant to this Pledge or by statute on the Lender and to sign, execute, seal and deliver and otherwise perfect any deed, assurance, agreement, instrument or act which it or he may reasonably deem proper in or for the purpose of exercising any such powers, authorities and discretions.

8.2	Ratification

The Chargor hereby ratifies and confirms and agrees to ratify and confirm whatever any such attorney appointed under clause 8.1 (Appointment) shall do or purport to do in the exercise or purported exercise of all or any of the powers, authorities and discretions referred to in such clause.

8.3	Exercise of power

The appointment effected under clause 8.1 (Appointment) shall take effect immediately, but the powers conferred shall only become exercisable upon this Pledge becoming enforceable (which upon the appointment of a Receiver shall be deemed to be the case) or if the Chargor does not fulfil any of its obligations under clause 5.2 (Further Assurance) within 5 Business Days of notice from the Lender to do so.

9.	Representations, warranties and undertakings

9.1	Representations and warranties

The Chargor represents and warrants to the Lender that:

9.1.1	it is duly incorporated and validly existing under the laws of its place of incorporation or formation;

9.1.2	it has the power to own its assets and carry on its business as it is being conducted;

9.1.3	it has the power, capacity and authority to execute, deliver and perform its obligations under this Pledge and the transactions contemplated therein;

9.1.4	the execution, delivery and performance of the obligations in, and transactions contemplated by, this Pledge does not and will not contravene any of its constitutional documents, any agreement or instrument binding on it or its assets, or any applicable law or regulation;

9.1.5	it has taken all necessary action and obtained all required or desirable consents to enable it to execute, deliver and perform its obligations under this Pledge and to make this Pledge admissible in evidence in its jurisdiction of incorporation and any such authorisations are in full force and effect;

9.1.6	its obligations under this Pledge are, subject to any general principles of law limiting obligations and subject to the registration of this Pledge with the Registrar of Companies in Cardiff in accordance with section 860 of the Companies Act 2006, legal, valid, binding and enforceable obligations;

9.1.7	subject to the terms of this Pledge, it is the sole legal and beneficial owner of the credit balance from time to time on each Charged Account which it maintains;

9.1.8	the Secured Assets are free from any Security save for any Security in favour of the Lender;

9.1.9	no event or circumstance is outstanding which constitutes a default under any deed or instrument which is binding on it, or to which its assets are subject, which might have a material adverse effect on its ability to perform its obligations under this Pledge;

9.1.10	subject to general principles of law relative to choice of law and jurisdiction, the choice of Scots law as the governing law of this Pledge will be recognised and enforced in its jurisdiction of incorporation and any judgment obtained in Scotland in relation to this Pledge will be recognised and enforced in that jurisdiction; and

9.1.11	subject to registration of this Pledge with the Registrar of Companies in Cardiff in accordance with section 878 of the Companies Act 2006, under the law of its jurisdiction of incorporation, it is not necessary that this Pledge be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar Tax be paid on or in relation to this Pledge or the transactions contemplated by it.

9.2	Repetition of representations and warranties

The representations and warranties set out in clause 9.1 (Representations and warranties) shall be given on the date on which the Chargor executes this Pledge and shall be deemed to be repeated on each date on which:

9.2.1	the Chargor requests any funds under the Finance Documents;

9.2.2	any funds or other financial facilities are made available to the Chargor under the Finance Documents (whether by offset against a new drawing or otherwise); and

9.2.3	any payment is made by the Chargor to the Lender under the Finance Documents or Derivatives Transactions by reference to the facts and circumstances then subsisting.

9.3	Undertakings

The Chargor undertakes that unless otherwise agreed in writing by the Lender, it shall:

9.3.1	provide the Lender with such information relating to the business of the Chargor, its financial condition and the Secured Assets as the Lender may reasonably require from time to time;

9.3.2	provide the Lender with such information relating to the Charged Accounts as the Lender may reasonably require from time to time; and

9.3.3	comply with all laws, statutes, directives and regulations (including those relating to the environment) and all notices, codes of practice and other requirements having the force of law which are applicable to it and obtain, effect, maintain and comply with all registrations, licenses, consents, authorisations and exemptions required for the efficient conduct of its business where failure to do so would have a material adverse effect on its ability to comply with its obligations under the Finance Documents or Derivatives Transactions.

10.	Discharge

10.1	Discharge

When the Secured Obligations have been irrevocably paid or discharged in full to the satisfaction of the Lender and the Lender has no further obligation to provide credit facilities or other accommodation to the Chargor or, if the Lender so agrees, at any other time, the Lender shall, subject to the provisions of clause 10.3 (Avoidance of payments), at the request and cost of the Chargor, execute such documents as may be required to discharge this Pledge and any other Security created over the Secured Assets (or any of them) by this Pledge.

10.2	Retention of Pledge

Any payment or realisation in respect of the Secured Obligations which, in the reasonable opinion of the Lender, is liable to be avoided or otherwise invalidated or adjusted by law, including any enactment or rule of law relating to insolvency, shall not be regarded as having been irrevocably settled or discharged until the expiry of the period during which it may be challenged on any such ground.

10.3	Avoidance of payments

No assurance, security or payment which may be avoided or adjusted under the law, including under any statute relating to bankruptcy or insolvency and no release, settlement or discharge given or made by the Lender on the faith of any such assurance, security or payment, shall prejudice or affect the right of the Lender to recover the Secured Obligations from the Chargor (including any monies which the Lender may be compelled to pay or refund under the provisions of the Act and any costs payable by it pursuant to or otherwise incurred in connection therewith) or to enforce the security contained in this Pledge to the full extent of the Secured Obligations.

11.	Miscellaneous

11.1	Non compliance by Chargor

11.1.1	If the Chargor fails to make any payment or fulfil any obligation due by it under or pursuant to this Pledge, the Lender shall be entitled to do so on its behalf and in its name (or in its own name as it considers expedient) and/or to take such action to remedy or mitigate the consequences of such failure as it considers expedient, and the amount of any such payment and/or the costs incurred in fulfilling such obligation or mitigating the consequences of such failure, shall be repayable by the Chargor on demand, together with interest at 2% per annum over the rate otherwise payable in respect of the Secured Obligations from the date of demand until settlement and shall constitute Secured Obligations.

11.1.2	The Lender shall not be obliged to exercise any rights given to them under clause 11.1.1 above.

11.2	Currency conversion

Irrespective of the currency (whether Sterling or otherwise) in which the Secured Obligations or the Secured Assets from time to time are expressed, the Lender shall be entitled at any time and without prior notification to the Chargor to convert any amount into such other currency (whether Sterling or otherwise) as the Lender may from time to time consider appropriate. Any such conversion shall be effected at the spot market rate of the Lender prevailing at the time of such conversion.

11.3	Payments

11.3.1	All sums payable by the Chargor under this Pledge shall be paid in full to the Lender in the currency in which the Secured Obligations are payable:

11.3.1.1	without any set-off, condition or counterclaim whatsoever; and

11.3.1.2	free and clear of any deductions or withholdings whatsoever except as may be required by law or regulation which is binding on the Chargor.

11.3.2	If any deduction or withholding is required by any law or regulation in respect of any payment to be made by the Chargor, the amount of the payment due from the Chargor shall be increased to an amount which (after making any deduction or withholding) leaves an amount equal to the payment which would have been due if no deduction or withholding had been required.

11.3.3	The Chargor shall promptly deliver or procure delivery to the Lender of all receipts issued to it evidencing each deduction or withholding which it has made.

11.3.4	The Chargor shall not and may not direct the application by the Lender of any sums received by the Lender from the Chargor under, or pursuant to, any of the terms of this Pledge.

11.4	Set-off

11.4.1	The Lender may set-off any matured obligation due from the Chargor to the Lender against any matured obligation owed by the Lender to the Chargor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Lender may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

11.4.2	The Lender shall not be obliged to exercise any rights given to it under clause 11.4.1 above.

11.5	Assignation/Transfer

11.5.1	The Lender may at any time (without notice or consent) assign and transfer all or any of its rights and obligations under this Pledge to any person. The Lender shall be entitled to disclose such information concerning the Chargor as the Lender considers appropriate to any actual or proposed direct or indirect successor or to any person to whom information may be required to be disclosed by any applicable law.

11.5.2	The Chargor may not assign, transfer or otherwise deal with any of its rights and obligations under this Pledge or enter into any transaction which would result in any of those rights or obligations passing to another person.

11.6	Evidence of amounts and certificates

Any certificate, determination or notification by the Lender as to a rate or any amount payable under this Pledge is (in the absence of manifest error) conclusive evidence of the matter to which it relates and shall contain reasonable details of the basis of determination.

11.7	Entire Agreement

This Pledge constitutes the entire agreement and understanding of the Parties and supersedes any previous agreement between the Parties relating to the subject matter of this Pledge.

11.8	Non-reliance

Each of the Parties acknowledges and agrees that in entering into this Pledge it does not rely on, and shall have no remedy in respect of, any statement, representation, warranty or undertaking (whether negligently or innocently made) of any person (whether a Party to this Pledge or not) other than as expressly set out in this Pledge.

11.9	Waivers, amendments and consents

11.9.1	No amendment or variation of this Pledge shall be effective unless it is in writing and signed by or on behalf of each of the Parties.

11.9.2	Any waiver of any right or consent given under this Pledge is only effective if it is in writing and signed by the waiving or consenting Party, and applies only in the circumstances for which it is given and shall not prevent the Party giving it from subsequently relying on the relevant provision.

12.	Costs and expenses

12.1	The Chargor shall on a full indemnity basis pay to the Lender on demand the amount of all reasonable and properly incurred costs and expenses (including legal and out-of-pocket expenses and together with any applicable valued added tax) which the Lender incurs in connection with:

12.1.1	the preparation, negotiation, execution and delivery of this Pledge;

12.1.2	any actual or proposed amendment, variation, supplement, waiver or consent under or in connection with this Pledge;

12.1.3	any discharge or release of this Pledge; and

12.1.4	any stamping or registration of this Pledge.

12.2	The Chargor shall on a full indemnity basis pay to the Lender on demand the amount of all properly incurred costs and expenses (including legal and out-of-pocket expenses and together with any applicable valued added tax) which the Lender incurs in connection with the preservation or exercise and enforcement, of any rights under or in connection with, this Pledge or any attempt so to do.

12.3	The Chargor shall indemnify the Lender from and against all properly incurred losses, costs, expenses, claims, demands and liabilities whether in contract, delict, tort or otherwise (together with any applicable value added tax) incurred by the Lender or by any employee, agent or delegate of the Lender in connection with anything done or omitted under this Pledge or any other document relating to it, or in the exercise or attempted or purported exercise of the powers contained in this Pledge or occasioned by any breach by the Chargor of any undertakings or other obligations to the Lender, or in consequence of any payment in respect of the Secured Obligations (whether made by the Chargor or a third person) being declared void or impeached for any reason, save for any losses arising from the gross negligence or wilful misconduct of the Lender.

13.	Severance

13.1	The provisions of this Pledge shall be severable and distinct from one another and the invalidity, unenforceability or illegality of any provision (or part of a provision) of this Pledge under the laws of any jurisdiction shall not affect the validity, enforceability or legality of the other provisions.

13.2	If any invalid, unenforceable or illegal provision would be valid, enforceable or legal if some part of it were deleted, the provision shall apply with whatever modification is necessary to give effect to the commercial intention of the Parties.

14.	Notices

14.1	Every notice, request, demand, or other communication under this Pledge shall be:

14.1.1	in writing, signed by or on behalf of the Party giving it and, unless otherwise stated, may be delivered personally or sent by pre-paid first-class letter or fax (confirmed by letter);

14.1.2	in English; and

14.1.3	sent:

14.1.3.1	to the Chargor at:

Address:	10 Orange Street, London, WC2H 7DQ
Fax:	such fax number as has been most recently designated for this purpose by the Chargor
Attention:	Marty Jimmerson

14.1.3.2	to the Lender at:

Address:	56 Carden Place, Aberdeen, AB10 1UP
Fax:	01224 649475
Attention:	Sheila Mclntyre

or to such substitute address or fax number notified by one Party to the other in accordance with this clause.

14.2	Any notice or other communication given by the Lender shall be deemed to have been received:

14.2.1	if sent by fax, with a confirmation of transmission, on the day on which it is transmitted;

14.2.2	if given by hand, on the day of actual delivery; and

14.2.3	if posted, on the second Business Day following the day on which it was dispatched by pre-paid first-class post,

provided that a notice given as described in clause 14.2.1 or clause 14.2.2 on a day which is not a Business Day (or after normal business hours in the place of receipt) shall be deemed to have been received on the next Business Day.

14.3	Any notice or other communication given to the Lender shall be deemed to have been given only on actual receipt by the Lender and then only if it is expressly marked for the attention of the department or officer identified above (or any substitute department or officer as the Lender shall specify for this purpose).

14.4	For the avoidance of doubt, no notice or communication given under this Pledge shall be validly given if sent by e-mail.

15.	Governing law and jurisdiction

15.1	This Pledge and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by, and construed in accordance with, the laws of Scotland.

15.2	The courts of Scotland have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this Pledge or its subject matter or formation (including non-contractual disputes or claims and disputes regarding the existence, validity or termination of this Pledge).

15.3	The Parties agree that the courts of Scotland are the most appropriate and convenient courts to settle any dispute or claim and accordingly no Party will argue to the contrary.

15.4	Nothing in this clause 15 shall limit the right of the Lender to take proceedings against the Chargor in any other court of competent jurisdiction, nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdictions, whether concurrently or not, to the extent permitted by the law of such other jurisdiction.

15.5	The Chargor irrevocably consents to any process in any proceedings under clause 15.2 being served on it in accordance with the provisions of this Pledge relating to service of notices. Nothing contained in this Pledge shall affect the right to serve process in any other manner permitted by law.

16.	Consent to registration

The Chargor consents to the registration of this Pledge and of the certificate referred to in clause 11.6 (Evidence of amounts and certificates) above for preservation.

IN WITNESS WHEREOF this Pledge consisting of this and the preceding 21 pages is executed as follows:

Chargor

Subscribed for and on behalf of Nesscoinvsat Limited acting by

John McPherson	Director
John McPherson	Name

in the presence of this witness:

Stephen Reilly	Witness
Stephen Reilly	Full Name
Discovery Drive	Address
Arnhall Business Park, Westhill

together at Westhill

on the 28 day of September 2012

Lender

Subscribed for and on behalf of Clydesdale Bank PLC acting by

Sheila Mcintyre	Authorised Signatory
Sheila Mcintyre	Name

in the presence of this witness:
/s/ K. Knarles	Witness
Kirsty Knarles	Full Name
70, Queens Road	Address
Aberdeen
together at Aberdeen

on the 28 day of September 2012

This is the schedule referred to in the preceding pledge and assignation by Nesscoinvsat Limited in favour of Clydesdale Bank PLC dated 28 September 2012

SCHEDULE

Guarantees

Beneficiary	Start Date	Expiry Date	Security Value
HMRC	n/a	n/a	£40,000
FTSP Private Ltd	n/a	14/01/2013	£200,188
Nexen Petroleum	04/10/2011	30/11/2015	£260,022
Woodside Energy Ltd	19/09/2008	31/08/2013	£32,775
Woodside Energy Ltd	06/02/2009	31/08/2013	£61,188
SNC Lavalin International Inc	19/08/2010	31/12/2014	£30,825
Single Buoy Moorings Inc	21/09/2010	12/10/2013	£211,061
Single Buoy Moorings Inc	16/02/2011	26/11/2012	£64,360
Single Buoy Moorings Inc	29/03/2012	30/09/2015	£170,000
Iraq Ministry of Oil	13/06/2011	15/04/2014	£298,827
Shell Iraq Petroleum BV	11/11/2011	07/03/2015	£243,232
Rosetti Marino Spa	15/05/2012	30/11/2012	£59,497
Rosetti Marino Spa	15/05/2012	30/11/2012	£42,239